UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2013

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.

Challenge Performance Awards. Pursuant to our equity incentive plans (the “Incentive Plan”), on June 24, 2013, the Compensation Committee (the “Committee”) of our Board of Directors approved a grant of challenge performance awards to over 75 executive officers and key employees (the “Challenge Performance Awards”). As previously reported, the Committee has two primary objectives with respect to executive compensation—motivation and retention—with the ultimate goal of long-term value creation for our shareholders. Following the acquisition of Virgin Media Inc., our company has grown substantially in size and complexity, and we have established aggressive synergy and long-range plan targets that are focused on maximizing future performance. The Committee believes it is important to make this grant of Challenge Performance Awards to our executive officers and key employees in order to provide increased motivation and retention and to enhance the focus, commitment and drive of our senior management toward attaining increased shareholder value over the performance period.

The Challenge Performance Awards for our executive officers consist solely of performance-based stock appreciation rights (“PSARs”), and the Challenge Performance Awards for our other key employees consist of a combination of PSARs and performance-based restricted share units (“PSUs”), in each case divided equally between Challenge Performance Awards based on Class A ordinary shares and Challenge Performance Awards based on Class C ordinary shares, for an aggregate of 5,897,500 PSARs and 269,450 PSUs. Each PSU represents the right to receive one Class A ordinary share or one Class C ordinary share, as applicable, subject to performance and vesting.  The performance period for the Challenge Performance Awards ends on December 31, 2015.  As the performance measure, the Committee selected high levels of individual performance that must be maintained throughout the performance period based on the Company's internal annual performance rating guidelines. In the event such performance levels are not maintained by a participant, the Committee has the discretion to reduce by up to 100% the amount of such participant's Challenge Performance Awards that will vest on the third anniversary of the grant date.

The grants of the Challenge Performance Awards to the Chief Executive Officer and the four other named executive officers of the Company, who the Company currently anticipates will be among the five most highly compensated executive officers for fiscal 2013 (the “2013 NEOs”) are set forth in the table below:

	100% of Challenge Performance Award in the Form of:
Name and Position	Class A PSAR Grant	Class C PSAR Grant

Michael T. Fries; President, Chief Executive Officer	925,000	925,000

Charles H.R. Bracken; Executive Vice President & Co-Chief Financial Officer (Principal Financial Officer)	162,500	162,500

Bernard G. Dvorak; Executive Vice President & Co-Chief Financial Officer (Principal Accounting Officer)	162,500	162,500

Diederik Karsten; Executive Vice President, European Broadband Operations	162,500	162,500

Balan Nair; Executive Vice President & Chief Technology Officer	162,500	162,500

The PSARs have a term of seven years and base prices equal to the respective market closing prices of the applicable class on the grant date, which was $69.70 for the Class A PSARs and $65.56 for the Class C PSARs. As stated above, the number of the Challenge Performance Awards which may be earned by any 2013 NEO will be based on the Committee's assessment of the executive's performance and achievement of individual goals in each of the years 2013, 2014 and 2015.  The individual goals for the 2013 NEOs and our other executive officers consist of quantitative and qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each executive.

The Challenge Performance Awards are subject to forfeiture or acceleration in connection with certain terminations of employment or change-in-control events consistent with the terms of equity awards granted earlier this year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ MICHELLE L. KEIST
Michelle L. Keist
Vice President and Assistant Secretary

Date: June 28, 2013

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